NEWS	FOR IMMEDIATE RELEASE
Exhibit 99.1

 CORELOGIC INCREASES 2012 FINANCIAL GUIDANCE
Improving Origination Outlook, Operating Leverage and the Benefits of Cost Reduction Programs
Drive Increased Revenue, Adjusted EBITDA and Adjusted Earnings per Share Guidance

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Increase in full year guidance reflects higher forecasted mortgage originations, successful execution of Project 30 cost initiatives and margin expansion in the Mortgage Origination Services and Data and Analytics segments.

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Second quarter 2012 adjusted EBITDA and adjusted earnings per share expected to be up at least 15% from first quarter 2012 run rates on higher revenues, improved operating leverage and ongoing cost reduction programs.

•	Company confirms the completion of its previously announced $100 million debt reduction program.

Santa Ana, Calif., June 28, 2012 - CoreLogic (NYSE:CLGX), a leading provider of property information, analytics and services in the U.S. and Australia, today updated its financial guidance for 2012.

Anand Nallathambi, President and Chief Executive Officer, said, “CoreLogic continues to successfully execute on its 2012 business plan. Strong anticipated second quarter results and increased full year financial guidance reflect the improving outlook for mortgage origination levels, successful execution of our cost savings initiatives and higher profitability in each of our operating segments. Improvement in the Company's financial results over the past year clearly demonstrates the growth potential, operating leverage and resiliency resident in our “must have” data and information assets and mortgage origination-related businesses.”

“We expect to grow revenues and profits at a double-digit rate over the first half of 2012 compared with the same 2011 period. At the same time, our focus on margin expansion and operating efficiency is fueling strong free cash flow generation which is funding a reduction in debt levels and the repurchase of our common shares,” added Frank Martell, Chief Financial Officer. “We believe CoreLogic is well positioned to deliver against our business and financial objectives in 2012 and to return capital to our shareholders.”

2012 Financial Guidance(1)

($ in millions)	Previous 2012 Guidance	Updated 2012 Guidance
Revenue	$1,400 - $1,450	$1,450 - $1,480
Adjusted EBITDA	$340 - $360	$370 - $390
Adjusted EPS	$1.00 - $1.05	$1.15 - $1.20

(1) Certain information presented in this release is on an adjusted basis. For more information about the Company's adjusted results, as well as other non-GAAP financial measures used by management, please refer to the discussion on the Use of Non-GAAP Financial Measures found on page 3 of this release.

2012 Guidance Highlights

Revised guidance for the full year of 2012 is based on the following estimates and assumptions:

•	Current year volumes of mortgage loan originations are expected to be approximately $1.3 trillion.

•	Overall mortgage delinquency volumes are projected to contract at least 10% from 2011 levels.

•	Successful execution of identified Project 30 cost savings initiatives totaling $60 million in 2012.

•	Repurchase of 5 million common shares prior to year-end 2012.

Second Quarter Earnings Release and Conference Call

CoreLogic expects to report its second quarter results after the market close on July 23, 2012. CoreLogic management will host a live webcast and conference call on Tuesday, July 24, 2012, at 8:00 a.m. Pacific time (11:00 a.m. Eastern time) to discuss these results. All interested parties are invited to listen to the event via webcast on the CoreLogic website at http://investor.corelogic.com. Alternatively, participants may use the following dial-in numbers: 1-800-265-0241 for U.S./Canada callers or 617-847-8704 for international callers. The Conference ID for the call is 65952970.

A replay of the webcast will be available on the CoreLogic investor website for 30 days and also through the conference call number 1-888-286-8010 for U.S./Canada participants or 617-801-6888 for international participants using Conference ID 88331713.

Media Contact: Alyson Austin, office phone: 714-250-6180, e-mail: alaustin@corelogic.com
Investor Contact: Dan Smith, office phone: 703-610-5410, e-mail: danlsmith@corelogic.com

About CoreLogic
CoreLogic (NYSE: CLGX) is a leading provider of information, analytics and business services. The Company combines public, contributory and proprietary data to develop predictive decision analytics and provides business services that bring dynamic insight and transparency to the markets it serves. CoreLogic has built one of the largest and most comprehensive U.S. real estate, mortgage application, fraud, and loan performance databases and is a recognized leading provider of mortgage and automotive credit reporting, property tax, valuation, flood determination, and geospatial analytics and services. More than one million users rely on CoreLogic to assess risk, support underwriting, investment and marketing decisions, prevent fraud, and improve business performance in their daily operations. The Company, headquartered in Santa Ana, Calif., has approximately 5,000 employees globally. For more information, visit www.corelogic.com.

Safe Harbor / Forward Looking Statements
Certain statements made in this press release are forward-looking statements within the meaning of the federal securities laws, including but not limited to those statements related to the Company's overall financial performance, including future revenue and earnings growth, future margin improvement and future adjusted EBITDA and adjusted EPS performance, estimated future Project 30 cost savings and the impact thereof; mortgage market trends including mortgage origination and delinquency volumes; reduction in indebtedness; and expected share repurchase amounts and timing. Risks and uncertainties exist that may cause the results to differ materially from those set forth in these forward-looking statements. Factors that could cause the anticipated results to differ from those described in the forward-looking statements are set forth in Part I, Item 1A of our most recent Annual Report on Form 10-K for the year ended December 31, 2011, as updated by our Quarterly Reports on Form 10-Q, including but not limited to: limitations on access to or increase in prices for data from various external sources; changes in applicable government legislation, regulations and the level of regulatory scrutiny affecting our customers or us, including with respect to consumer financial services and the use of public records and consumer data; compromises in the security of our data transmissions, including the transmission of confidential information or systems interruptions; difficult conditions in the mortgage and consumer lending industries and the economy generally, together with our customer concentration and the impact of these factors thereon; the restrictive covenants in the agreements governing certain of our outstanding indebtedness; our cost reduction plan and our ability to significantly decrease future allocated costs and other amounts in connection therewith; risks related to the outsourcing of services and our international operations; the inability to control the operations and dividend policies of our partially-owned affiliates; and impairments in our goodwill or other intangible assets. The forward-looking statements speak only as of the date they are made. The Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

Use of Non-GAAP (Generally Accepted Accounting Principles) Financial Measures
This press release contains certain non-GAAP financial measures which are provided only as supplemental information. Investors should consider these non-GAAP financial measures only in conjunction with the comparable GAAP financial measures. These non-GAAP measures are not in accordance with or a substitute for, U.S. GAAP. A reconciliation of non-GAAP measures to the most directly comparable GAAP financial measures is included in this press release. The Company is not able to provide a reconciliation of projected adjusted EBITDA or projected adjusted earnings per share to expected reported results due to the unknown effect, timing and potential significance of special charges or gains.

The Company believes that its presentation of non-GAAP measures, such as adjusted EBITDA, adjusted EBITDA margin, adjusted net income and adjusted EPS provides useful supplemental information to investors and management regarding CoreLogic's financial condition and results. Adjusted EBITDA is defined as earnings from continuing operations before interest, taxes, depreciation, amortization, non-cash stock compensation, non-operating gains/losses and other one-time adjustments plus pretax equity in earnings of affiliates. Adjusted net income is defined as income from continuing operations before equity earnings of affiliates and income taxes, adjusted for non-cash stock compensation, non-operating gains/losses, and other adjustments plus pretax equity in earnings of affiliates, tax affected at a planned effective tax rate of 40% rate. Adjusted EPS is derived by dividing adjusted net income by diluted weighted shares. Free cash flow is defined as operating cash flow less capitalized expenditures for property, plant, equipment and data. Other firms may calculate non-GAAP measures differently than CoreLogic limiting comparability between companies.